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                                                                     EXHIBIT 5.1

                  Opinion of Akerman, Senterfitt & Eidson, P.A.

April 9, 2001


IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

Ladies and Gentlemen:

         IVAX Corporation, a Florida corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the sale by the selling shareholder of up to 1,000,000 shares (the "Shares") of the Company's common stock, $.10 par value per share. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation and the Company's Bylaws; (2) the Registration Statement and exhibits thereto; and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein.

         Based upon the foregoing examination, we are of the opinion that the Shares, have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Sincerely,

                                        /s/ AKERMAN, SENTERFITT & EIDSON, P.A.
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                                        AKERMAN, SENTERFITT & EIDSON, P.A.